                               COMMERCIAL SUBLEASE


      This Commercial Sublease ("Agreement") is entered into as of the May 5, 1997 between Information Systems & Communications, Inc, a Commonwealth of Virginia Corporation, with its principal place of business at 11240 Waples Mill Drive, Suite 101 ("Sublessor") and Internet Brocasting System, Inc., a Delaware Corporation with its principal place of business at 175 Park Avenue, Madison, New Jersey 07840, ("Sublessee").


GENERAL

      The Sublessor wishes to Sublease the Premises (defined below) to the Sublessee; and the Sublessee wishes to Lease those Premises from the Sublessor.

      In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

DEFINITIONS

      For purposes of this Agreement, the following terms will have the indicated definitions:

      "AGREEMENT." This Agreement is by and between the Sublessor and the Sublessee.

      "PREMISES." The office situated in the county of Fairfax, Commonwealth of Virginia, described as 11240 Waples Mill Road, Suite 101, and having an area of approximately 170 rentable square feet. See Exhibit A for a map of the Premises.

      "MASTER LEASE." The Lease between the Sublessor and Aeromaritime Investment Company ("Lessor") dated June 19, 1996 and expiring June 30, 2001 whereby the Sublessor (as the Lessee) Leased from the Lessor the Premises.

                                    AGREEMENT

1. RELATIONSHIP OF THE PARTIES. It is acknowledged that the Sublessor is a Lessee of the Lessor. Although no privity of contract exists between the Sublessee and the Lessor, the Sublessee acknowledges that, where appropriate, the Sublessor will look to and require the Lessor to provide services, as appropriate under this Agreement. The Sublessor assumes no liability for any willful misconduct, gross negligence or negligence of the Lessor and the Sublessor covenants only to deliver such services as are provided in this Agreement. The Sublessee's sole remedy for the Sublessor's failure to deliver such services is rescession. The Sublessee further agrees to observe and follow all rules and regulations promulgated by the Lessor.

2. TERM AND RENT. The Sublessor demises the above Premises, commencing May 5, 1996, and terminating on May 4,1998. Both parties agree that this is in no way a month to month Lease. The Lessee shall pay to the Sublessor as rent for the Premises, without demand, deduction, or rights of off-set, the following sums: equal monthly Installments of $266.38, during months one through six of the Sublease term, $275.73, during months seven through twelve of the Sublease term. Each monthly installment payable in advance on the fifth day of each month for that month's rental, during the term of this Lease. All rental payments should be made out to the Sublessor and sent to it at the address stated above.

3. LATE CHARGES. The Sublessee hereby acknowledges that late payment by the Sublessee to the Sublessor of rent or other sums due under this Agreement will cause the Sub lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed upon the Sublessor by the Lessor. Accordingly, if any installment of rent or of a sum due from the Sublessee shall not be received by the Sublessor or the Sublessor's designees by 12:00 noon on the tenth (10th) day of each month of the term, then the Sublessee shall pay to the Sublessor a late charge equal to (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that the Sub lessor will incur by reason of the late payment by the Sublessee. Acceptance of such late charges by the Sublessor shall in no event constitute a waiver of the Sublessee's default with respect to such overdue amount, nor prevent the Sublessor from exercising any of the other rights and remedies granted under this Agreement.

4.    USE

4.1 USES PERMITTED. The Sublessee shall use and occupy the Premises for General Office purposes. The Premises shall be for no other purpose. The Sublessor represents that the Premises may lawfully be used for such purpose.

4.2   USES PROHIBITED

4.2.1 The Sublessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein that will increase the existing rate or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering said building or any part of it or any of its contents, nor shall the Sublessee sell or permit to be kept used or sold in or about said Premises any articles or substances, inflammable or otherwise, that may be prohibited by a standard form policy of fire insurance.

4.2.2 The Sublessee shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other Sublessee's of the building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose.

4.2.3 The Sublessee shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law now in force or that may hereafter be enacted. The Sublessee shall at its cost promptly comply with all laws now in force or that may be in force hereafter and with the requirements of any board of fire underwriters or other similar body relating to the Sub lessee's improvements or acts.

4.3 LIENS. The Sublessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by the Sublessee. The Sublessor may require the Sublessee to provide the Sublessor, at the Sublessee's cost, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions, or alterations by the Sublessee, to insure the Sub lessor against liability for the mechanic's and material men's liens and to insure completion for the work.

5. REPAIRS AND MAINTENANCE. By taking possession of the Premises, the Sublessee shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair. The Sublessee shall at the Sublessee's cost, keep the Premises and every part of it in good condition and repair except for damages beyond the control of the Sublessee and ordinary wear and tear. The Sublessee shall upon the expiration or sooner termination of this Lease surrender the Premises to the Sublessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of the Sublessee excepted. Unless specifically provided in an addendum to this Lease, the Sublessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part of it and the parties hereto affirm that the Sublessor has made no representations to the Sub lessee respecting the condition of the Premises and the building except as specifically set forth in this Agreement. Despite the above provisions, the Sublessor shall repair and maintain or cause to be repaired and maintained the structural portions of the building, including the standard plumbing, air conditioning, heating and electrical Systems furnished by the Sublessor, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Sublessee, its agents, employees or invitees, in which case the Sublessee shall pay to the Sublessor the reasonable cost of such maintenance and repairs. The Sublessee shall give the Sublessor written notice of any required repairs or maintenance. The Sublessor shall hot be liable for any failure to repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice. Any repairs or maintenance to supplemental cooling equipment required for the Sublessee's special needs are the responsibility of the Sub les see. Except as specifically stated in this Agreement, there shall be no abatement of rent and no liability of the Sublessor by reason of any injury to or interference with the Sublessee's business arising from making of any repairs, alterations or improvements to any portion of the building or the Premises or to fixtures) appurtenances and equipment. The Sublessee waives the right to make repairs at the Sublessor's expense under any law, statute or ordinance now or hereafter in effect.

6. ALTERATIONS. The Sublessee shall not, without first obtaining the written consent of the Lessor, make any alterations, additions, or improvements, in, to or about the Premises. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty, shall belong to the Sublessor and for the Lessor and shall be surrendered with the Premises at expiration or termination of the Lease. If the Sublessor consents to any such alterations, additions or improvements by the Sublessee, they shall be made by the Sublessee at the Sublessee's cost, and any contractor or person selected by the Sublessee to perform the work shall first be approved of, in writing, by the Sublessor. Upon expiration, or sooner termination of the term, the Sublessee shall, upon written demand by the Sublessor, promptly remove any alterations, additions or improvements made by the Sub lessee and designated by the Sub lessor to be removed. Such removal and repair of any damage to the Premises caused by such removal shall be at the Sublessee's cost.

7. ORDINANCES AND STATUTES. The Sublessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use by the Lessee.

8. ASSIGNMENT AND SUBLETTING. The Sublessee shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Sublessor, which shall not be unreasonably withheld unless it is based upon refusal by the Lessor to give consent, in the Lessor's sole judgment. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease.

9.    SERVICE AND UTILITIES

9.1 SUBLESSOR'S OBLIGATIONS. The Sublessor agrees to furnish to the Premises during reasonable hours of generally recognized business days to be determined by the Sublessor, and subject to the Rules and Regulations of the building, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in the Sublessor's judgment for the comfortable use and occupancy of the Premises, janitorial, window washing and elevator service. The Sublessor shall also maintain and keep lighted the common stairs, galleries, entries and toilet rooms in the building. The Sublessor shall not be liable for and the Sublessee shall not be entitled to any reduction of rental by reason of the Sublessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of the Sublessor.

9.2 SUBLESSEE'S OBLIGATION. The Sublessee shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by the Sublessor, that may be furnished to or used in, on or about the Premises during the term of this Lease. The Sublessee will not, without the prior written consent of the Sublessor and subject to any conditions the Sublessor may impose, use any apparatus or device in the Premises that will in any way increase the amount of electricity or water usually furnished for use of the Premises as a general office space. If the Sublessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, the Sublessee shall first procure the consent of the Sub lessor. Wherever heat generating machines or equipment are used in the Premises that affect the temperature otherwise maintained by the air conditioning system, the Sublessor reserves the right to install supplementary air conditioning units in the Premises and the cost, including the cost of installation, operation and maintenance, shall be paid by the Sublessee to the Sublessor upon demand by the Sublessor. The Sublessor shall not be liable for the Sublessor's failure to furnish any of the foregoing when such failure is caused by any cause beyond the reasonable control of the Sublessor. The Sublessor shall not be liable under any circumstances for loss of or injury to property, however occurring, in connection with failure to furnish any of the foregoing.

10. ENTRY AND INSPECTION. The Sublessor and the Lessor reserve the right to enter the Premises at any time to inspect the Premises, to provide any service for which the Sublessor is obligated, to submit the Premises to prospective purchasers or Sublessee's, to post notices of non-responsibility, and to alter, improve, maintain or repair the Premises or any portion of the building of which the Premises are a part of that the Sublessor deems necessary or desirable, all without abatement of rent. The Sublessor may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but shall not block entrance to the Premises and not interfere with the Sublessee's business, except as reasonably required for the particular activity by the Sublessor. The Sublessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of the Sublessor's entry on the Premises as provided in this section, except damage, if any, resulting from the negligence or willful misconduct of the Sublessor or Its authorized representative. The Sub lessor shall retain a key to unlock all doors into, within, and about the Premises, excluding the Sublessee's vaults, safes and files. In an emergency, the Sublessor shall have the right to use any means that the Sublessor deems reasonably necessary to obtain entry to the Premises, without liability to the Sublessee, except for any failure to exercise due care for the Sublessee's property. Any such entry to the Premises by the Sublessor shall not be construed or deemed to be forcible or unlawful entry into or a detained of the Premises or an eviction of the Sublessee from the Premises or any portion thereof.

11. POSSESSION. If the Lessor is unable to deliver possession of the Premises at the commencement, the Lessor shall not be liable for any damage caused, nor shall this Lease be void or voidable, but the Lessee shall not be liable for any rent until possession is delivered. The Sublessee may terminate this Lease if possession is nol delivered within 60 days of the commencement of the term of this Agreement.

12. INDEMNIFICATION OF SUBLESSOR. The Sublessee shall hold the Sublessor and the Lessor harmless from any claims arising from the Sublessee's use of the Premises or from any activity permitted by the Sublessee in or about the Premises, and any claims arising from any breach or default in the Sub lessee's performance of any obligation under the terms of this Lease. If any action or proceeding is brought by reason of any such claim in which the Sublessor or the Lessor is named as a party, the Sublessee shall defend the Sub lessor and the Lessor therein at the Sublessee's expense by counsel reasonably satisfactory to the Sublessor and the Lessor. The Sublessor and its agents shall not be liable for any damage to property entrusted to the employees of the building, nor for loss or damage to any property by theft or damage, nor from any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence or willful misconduct of the Sublessor, Its agents or employees. The Sublessor shall not be liable for any latent defect in the Premises or in the building of which they are a part. The Sublessee shall give prompt notice to the Sublessor in case of fire or accidents in the Premises or in the building or of alleged defects in the building, fixtures or equipment.

13.   INSURANCE

13.1 COVERAGE. The Sublessee shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and Leasehold improvements, and the Sublessor shall not be liable for injury to the Sublessee's business or any loss of income relative to such damage. The Sublessee shall, at all times during the term of this Lease, and at its own cost, procure and continue in force the following insurance coverage:

13.1.1 Comprehensive public liability insurance, insuring the Sublessor and the Sublessee and the Lessor against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

13.2 INSURANCE POLICIES. The limits of said insurance policies shall not, however, limit the liability of the Sublessee under this Agreement. The Sublessee may carry said insurance under a blanket policy, providing, however, said insurance by the Sublessee shall name the Sublessor and the Lessor as additional insureds. If the Sublessee shall fail to procure and maintain said insurance, the Sublessor may, but shall not be required to, procure and maintain same, but at the expense of the Sublessee. Insurance required under this Agreement shall be in companies that rate B+ or better in "Best's Insurance Guide." The Sublessee shall deliver to the Sublessor prior to occupancy of the Premises copies of the policies of insurance required, or certificates evidencing the existence and amounts of such insurance with loss payable clauses, satisfactory to the Sublessor and naming the Sublessor as an additional named insured. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to the Sublessor. The minimum acceptable amount of comprehensive liability insurance is $1,000,000 against claims in any occurrence, and property damage insurance in an amount of not less than $100,000 per occurrence, or combined single limit of $1,000,000 comprehensive liability and property damage insurance.

13.3 WAIVER OF SUBROGATION. As long as their respective insurers so permit, the Sublessor and the Sublessee each hereby waive any and all rights of recovery against the other for any loss or damage occasioned to such waiving party or its property of others under its control to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy that either may have in force at the time of such loss or damage. Each party shall obtain any special endorsement, if required by their insurer, to evidence compliance with this waiver.

14. EMINENT DOMAIN. If more than twenty-five percent (2S%) of the Premises is taken or appropriated by any public or quasi-public authority under the powers of eminent domain, either party shall have the right at its option to terminate this Lease. If less than twenty-five percent (25%) of the Premises is taken (or neither party elects to terminate as above, provided if more than twenty-five percent (25%) is taken), the Lease shall continue, but the rental thereafter to be paid shall be equitably reduced. if any part of the building of which the Premises are a part is so taken or appropriated, whether or not any part of the Premises is involved, the Sublessor shall be entitled to the entire award and compensation for the taking that is paid or made by the public or quasi-public agency, and the Sublessee shall have no claim against said award.

15. DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises during the term of this Agreement, from any cause, the Lessor shall forthwith repair the same, provided that such repairs can be made within sixty
(60) days under existing governmental rules and regulations, but such partial destruction shall not terminate this Lease, except that the Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of the Lessee on the Premises. If such repairs cannot be made within sixty (60) days, the Lessor, at his option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that the Lessor shall not elect to make such repairs that cannot be made within sixty (60) days, this Lease maybe terminated at the option of either party. In the event that the building in which the demised Premises may be situated is destroyed to an extent or not less than one-third of the replacement costs thereof, the Lessor may elect to terminate this Lease whether the demised Premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this Lease.

16.   SUBLESSOR'S REMEDIES ON DEFAULT

16.1 If the Sublessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this Agreement, the Sublessor may give the Sublessee notice of such default and if the Lessee does not cure any such default within three (3) business days, after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if the Lessee does not commence such curing within such three (3) business days and thereafter proceed with reasonable diligence and in good faith to cure such default), then the Lessor may terminate this Lease not less than thirty (30) calendar days' notice to the Lessee. On the date specified in such notice the term of this Lease shall terminate, and the Lessee shall then quit and surrender the Premises to the Lessor, but the Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by the Lessor, the Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove the Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

16.2 The making by the Sublessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Sublessee of a petition to have the Sublessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Sublessee, same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all the Sublessee's assets located at the Premises or of the Sublessee's interest in this Lease, where possession is not restored to the Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Sublessee's assets located at the Premises or of the Sublessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

17. SECURITY DEPOSIT. The Sublessee shall deposit with the Lessor the sum of $266.38 as security for the performance of the Lessee's obligations under this Lease, including without limitation the surrender of possession of the Premises to the Lessor as provided in this Agreement. The Sublessee will pay $266.38 to the Sublessor at the time of signing this Agreement. If the Sublessor applies any part of the deposit to cure any default of the Sublessee, the Sublessee shall on demand deposit with the Sublessor the amount so applied so that the Sub lessor shall have the full deposit on hand at all times during the term of this Lease.

18. TAXES. The Sublessee shall pay before delinquency, all taxes levied or assessed and become payable during the term of this Agreement upon all the Sublessee's Leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by the Sublessor or the Lessor and is the standard of that building. Should the Commonwealth of Virginia Constitution be changed in a way that results in a higher or lower tax on the Premises than the annual increases now a matter of law, any such increase shall be passed through to the Sublessee on a prorated basis. The Sublessee shall pay to the Sublessor its share of such taxes, if any, within thirty days after delivery to the Sub lessee by the Sublessor of a statement in writing setting forth the amount of such taxes.

19. COMMON AREA EXPENSES. The Sublessee agrees to pay his pro-rata share of maintenance, taxes and insurance for the common area.

20. ATTORNEY FEES. In case suit should be brought for recovery of the Premises, or for any sum due under this Agreement, or because of any act that may arise out of the possession of the Premises, by either party, the prevailing party shah be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

21. WAIVER. No failure of the Sublessor to enforce any term of this Agreement shall be deemed to be a waiver.

22. NOTICES. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to the Sublessee at the Premises, or the Sublessor at the address shown above, or at such other places as may be designated by the parties from time to time.

23. HEIRS, ASSIGNS, SUCCESSORS. This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

24. SUBORDINATION. This Lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

25. RULES AND REGULATIONS. The Sublessee shall faithfully observe and comply with the rules and regulations attached as Exhibit B to this Lease, as well as such rules and regulations that the Sub lessor or the Lessor shall from time to time promulgate. The Sublessor reserves the right from time to time to make all reasonable modifications to those rules that shall be binding to the Sublessee upon delivery of a copy of them to the Sublessee. The Sublessor shall not be responsible to the Sublessee for the nonperformance of any of said rules by any other Sublessee.

26. STATEMENT TO LENDER. The Sublessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from the Sublessor, execute, acknowledge, and deliver to the Sublessor a statement in writing, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (2) acknowledging that there are not, to the Sublessee's knowledge, any uncured defaults on the part of the Sublessor under this Agreement, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27. PARKING. The Sublessee shall have the right to use, in common with other tenants or occupants of the building, parking facilities, provided by the Sublessor for tenants of 11240 Waples Mill Road, Fairfax, Virginia 22030, subject to the rules and regulations established by the Sublessor.

28. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of the Sublessee's corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

29. LENDER REQUIREMENTS. Upon request of the Sublessor, the Sublessee will, in writing, subordinate its rights under this Agreement to the lien of any mortgage, or deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Sublessor covering the Premises, the Sublessee shall recognize such purchaser as the Sublessor under this Lease.

30. NAME. The Sublessee shall not use the name of the development on which the Premises are situated for any purpose other than as an address of the business to be conducted by the Sublessee in the Premises, unless written authorization is obtained from Sublessor.

31. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.

32. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to Agreements made and fully performed in the Commonwealth of Virginia by Commonwealth of Virginia residents.

33. TOXICS. The Sublessor and the Sublessee acknowledge that they have been advised that numerous federal, state, and / or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time of the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, that were legal when installed, are now classified as Toxics, and are subject to removal requirements. Civil lawsuits for darn ages resulting from Toxics may be filed by third parties in certain circumstances.

34. SIGNS. The Sublessor at no cost to the Sublessee shall design and construct signs to reflect the multi-tenant nature of the building. The Sublessee will be given a pro rata share of any major exterior sign.

35. ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses the entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Sublessee and the Sublessor with respect to the matters expressly set forth in this Agreement.

      We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

Sublessee                              Sublessor

/s/ Nick Loglisci                       /s/ Elizabeth R. Fowles
-----------------------------          ---------------------------------------
By                                     By

    Nick Loglisci                        Elizabeth R. Fowles
-----------------------------          ---------------------------------------
Name                                   Name

    President and G.M.                   President/CEO